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                                                                     EXHIBIT 3.2

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                          INTERRUPTION TELEVISION, INC.

         We the undersigned Urban Smedeby, President and Jack Thomsen, Secretary of Interruption Television, Inc. Do hereby certify:

         That the Board of Directors of said corporation at a meeting duly convened, held on the 30th day of November, 2001, adopted a resolution to amend the original articles as follows:

         Article IV of the Articles of Incorporation of this Corporation is amended to read as follows:

                                   ARTICLE IV
                                  CAPITAL STOCK

         The aggregate number of shares which the Corporation shall have the authority to issue is ONE HUNDRED TEN MILLION (110,000,000) shares of which stock HUNDRED MILLION (100,000,000) shares at $0.001 par value per share shall be common stock and of which TEN MILLION (10,000,000) shares at $0.001 par value per share, shall be preferred stock. The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of preferred stock in one or more series and to establish from time to time the number of shares to be included in each such series, and to fix the qualifications, limitations or restrictions thereof.

              The authority of the Board of Directors with respect to each series of preferred stock shall include, but not be limited to, determination of the following:

              (a) The number of shares constituting that series and the
                  distinctive designation of that series;

              (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

              (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

              (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such as the Board of Directors shall determine;


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              (e) Whether or not shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions, and at different redemption dates;

              (f) Whether that series shall have a sinking fund for the
                  redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

              (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

              (h) Any other relative rights, preferences and limitations of that series, unless otherwise provided by the certificate of determination.

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 1,498,000; that the said change and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                /s/ Urban Smedeby
                                -------------------------------
                                    Urban Smedeby, President

                                /s/ Jack Thomsen
                                -------------------------------
                                    Jack Thomsen, Secretary